UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2022

Iron Spark I Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40467	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 N. Cache St.

2nd Floor, Box 3789

Jackson, Wyoming

83001

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (307) 200-9007

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ISAA	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 24, 2022, Iron Spark I Inc. (the “Company”) issued two (2) unsecured promissory notes, in substantially the same form, in the aggregate principal amount of $395,000.00 (the “Note”) to both Joshua L. Spear, the Company’s Chief Executive Officer and Director and Iron Spark I LLC, the Company’s sponsor, a Delaware limited liability company. The Notes do not bear interest and mature upon closing of a business combination by the Company. In addition, the Notes may be converted by the holder into common stock of the Company at a price of $10.00 per share.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
10.1	Promissory Note, dated as of August 24, 2022 issued to Joshua L. Spear
10.2	Promissory Note, dated as of August 24, 2022 issued to Iron Spark I, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 24, 2022

Iron Spark I Inc.

By:	/s/ Joshua L. Spear
Name:	Joshua L. Spear
Title:	Chief Executive Officer and Director